CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our reports dated August 24, 2020, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust IV listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 20, 2020

Appendix A

JPMorgan Equity Premium Income Fund

JPMorgan SmartSpending 2015 Fund (formerly known as JPMorgan SmartSpending 2050 Fund)

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